UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2023

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.Submission of Matters to a Vote of Security Holders.

On October 10, 2023, FuelCell Energy, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”).  As of the close of business on August 14, 2023, the record date for the Special Meeting, there were 450,144,264 shares of the Company’s common stock issued, outstanding, and entitled to vote. At the Special Meeting, a total of 241,756,726 shares of the Company’s common stock, representing approximately 53.7% in voting power of the shares of the Company’s common stock issued, outstanding, and entitled to vote at the Special Meeting, were present in person (by virtual presence online) or by proxy, constituting a quorum to conduct business.

At the Special Meeting, two proposals were submitted to a vote of the holders of shares of the Company’s common stock.  The final voting results for the proposals were as follows:

(1)	Approval of the amendment of the Company’s Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock of the Company from 500,000,000 shares to 1,000,000,000 shares (the “Increase Authorized Shares Proposal”)

VOTES FOR: 204,797,809

VOTES AGAINST: 35,300,394

ABSTENTIONS: 1,658,523

BROKER NON-VOTES: 0

Accordingly, the Increase Authorized Shares Proposal was approved by the Company’s stockholders.

See Item 8.01 of this Current Report on Form 8-K for information regarding the Certificate of Amendment filed by the Company to increase the number of authorized shares of common stock of the Company from 500,000,000 shares to 1,000,000,000 shares, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1.

(2)	Approval of one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there were not sufficient votes in favor of the Increase Authorized Shares Proposal (the “Adjournment Proposal”)

VOTES FOR: 198,884,806

VOTES AGAINST: 40,420,734

ABSTENTIONS: 2,451,186

BROKER NON-VOTES: 0

Accordingly, the Adjournment Proposal was approved by the Company’s stockholders. However, because the Increase Authorized Shares Proposal was approved, adjournment of the Special Meeting to solicit additional proxies was not necessary.

Item 8.01.	Other Events.

As described in further detail in Item 5.07 of this Current Report on Form 8-K, at the Special Meeting, the Company’s stockholders approved the amendment of the Company’s Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock of the Company from 500,000,000 shares to 1,000,000,000 shares, which, when combined with the existing authorized preferred stock, results in total authorized shares of 1,000,250,000 (the “Increase in Authorized Shares”).  Accordingly, on October 11, 2023, the Company filed a Certificate of Amendment of the Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware (the “Certificate of Amendment”) to effect the Increase in Authorized Shares.  The Certificate of Amendment and the Increase in Authorized Shares became effective on October 11, 2023, upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware.

A copy of the Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Description

3.1	Certificate of Amendment of the Certificate of Incorporation of FuelCell Energy, Inc., dated October 11, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: October 11, 2023	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President, Chief Financial Officer and Treasurer